Subject to Completion, dated December 1, 2005

Filed Pursuant to Rule 424 (b)(5)
Registration No. 333-129694

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 22, 2005)

13,000,000 Shares

American Equity
Investment Life Holding Company

Common Stock

We are selling 13,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the trading symbol “AEL.”

On November 30, 2005, the last reported sale price of our common stock on the New York Stock Exchange was $11.76 per share.

You should carefully consider the risks which we have described in “Risk Factors” beginning on page S-4 of this prospectus supplement before buying shares of our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters may purchase up to an additional 1,950,000 shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments.

Neither the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about December    , 2005.

RAYMOND JAMES
FRIEDMAN BILLINGS RAMSEY	SUNTRUST ROBINSON HUMPHREY
COCHRAN, CARONIA & CO.	OPPENHEIMER & CO.

The date of this prospectus supplement is December    , 2005

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, dated November 22, 2005, which gives more general information, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with any information or to make any representations not contained in the prospectus supplement or the accompanying prospectus. If anyone provided you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of any securities other than the shares of common stock. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

The Securities and Exchange Commission, or the SEC, allows us to incorporate into this prospectus supplement and the accompanying prospectus information that we have filed, or subsequently file with the SEC, which means we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement will automatically update the accompanying prospectus and this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement for more information regarding the information we are incorporating by reference and for the address and contact information necessary to make a request for copies of this and other information.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information contained in any document incorporated by reference, is accurate as of the date of such document only.

i

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under “Risk Factors,” as well as the more detailed financial information, including the consolidated financial statements and related notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise indicated, all references to “we,” “us,” “our,” or “American Equity” refer to American Equity Investment Life Holding Company and, where applicable, our life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. “American Equity Life” refers to our life insurance subsidiary American Equity Investment Life Insurance Company. Unless otherwise indicated, all information in this prospectus supplement assumes the underwriters have not exercised their option to purchase additional common stock.

American Equity Investment Life Holding Company

We are a full service underwriter of a broad line of annuity and life insurance products with total assets of approximately $13.2 billion at September 30, 2005. We develop, market, issue and administer these annuities and life insurance products through our life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. Our business consists primarily of the sale of fixed rate and index annuities and, accordingly, we have only one business segment. We have achieved significant organic growth; annual deposits from the sale of annuities before coinsurance grew from approximately $816 million in 1999 to approximately $2.0 billion in 2004, representing a compound annual growth rate of 19.3%. For the nine months ended September 30, 2005, our deposits from sales of annuities before coinsurance were approximately $2.2 billion. We focus on our annuity business and earn relatively predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 49 states and the District of Columbia. We were incorporated in the State of Delaware on December 15, 1995, and reincorporated in the State of Iowa on January 7, 1998. As of September 30, 2005, our total consolidated stockholders’ equity was approximately $348.3 million.

Our executive offices are located at 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Annuity Market Overview

Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 35 million Americans age 65 and older in 2000, representing approximately 12% of the U.S. population. By 2030, this sector of the population is expected to increase to approximately 20% of the total population. Our fixed rate and index annuity products are particularly attractive to this group as a result of the guarantee of principal with respect to those products, competitive rates of credited interest, tax-deferred growth and alternative payout options.

According to LIMRA International, total industry sales of individual annuities were $224.4 billion in 2004 and $218.8 billion in 2003. Fixed annuity sales, which include index and fixed rate annuities, were $90.9 billion in 2004 and $89.4 billion in 2003. Sales of index annuities increased 69% to a record of $24.3 billion in 2004 from $14.4 billion in 2003. We believe index annuities, which have a crediting rate linked to the change in various indices, appeal to policyholders interested in participating in returns linked to equity and/or bond markets without the risk of loss of principal. Our wide range of fixed rate annuity products has enabled us to enjoy favorable organic growth during volatile equity and bond markets.

Annuity Products

Our fixed rate and index annuities generally provide for tax-deferred accumulation of interest on a single annuity deposit or a series of annuity deposits made by policyholders.   At the end of a period of time specified in the annuity contract, the policyholder may elect to receive the annuity’s accumulated value from us as a single payment, a series of payments, or a combination thereof.  Our fixed rate annuities offer a competitive interest rate on policyholder deposits subject to statutorily defined minimums.  Our index annuities, which represented 92% of our deposits from the sale of annuities for the nine months ended September 30, 2005, allow policyholders to link returns to the performance of a particular index without the risk of loss of their principal or the option of electing a traditional fixed rate strategy.  Index annuity policyholders are typically permitted to transfer funds among several different crediting rate strategies on each contract anniversary and receive a guaranteed minimum crediting rate on all or a portion of the their index annuity deposits. We purchase one-year call options on the applicable indices from highly rated counterparties to provide the income needed to fund the annual index credits on our index annuities.

Our Strategy

Our business strategy is to focus on our annuity business and earn relatively predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

Expand our Current Independent Agency Network.   We believe that our successful relationships with over 70 national marketing organizations and, through them, approximately 50,000 independent agents, represent a significant competitive advantage. We intend to grow and enhance our core distribution channel by expanding our relationships with national marketing organizations and independent agents, by addressing their product needs and by providing the highest quality service possible.

Continue to Introduce Innovative and Competitive Products.   We intend to remain at the forefront of the fixed and index annuity industry in developing and introducing innovative and new competitive products. We were the first company to introduce an index annuity which allowed policyholders to earn returns linked to the Dow Jones Indexsm. We were also one of the first companies to offer an index product providing a choice among interest crediting strategies which includes both equity and bond indices as well as a traditional fixed rate strategy. We believe that our continued focus on anticipating and being responsive to the product needs of our independent agents and policyholders will lead to increased customer loyalty, revenues and profitability.

Use our Expertise to Achieve Targeted Spreads on Annuity Products.   We have had a successful track record in achieving the targeted spreads on our annuity products. We intend to leverage our experience and expertise in managing the investment spread during a range of interest rate environments to achieve our targeted spreads.

Maintain our Profitability Focus and Improve Operating Efficiency.   We are committed to improving our profitability by advancing the scope and sophistication of our investment and spread management capabilities and continuously seeking out operating efficiencies within our company. We have made substantial investments in technology improvements to our business, including the development of a password-secure website which allows our independent agents to receive proprietary sales, marketing and product materials and the implementation of software designed to enable us to operate in a paperless environment with respect to policy administration. Further, we have implemented competitive incentive programs for our national marketing organizations, agents and employees to stimulate performance.

Take Advantage of the Growing Popularity of Some of Our Products.   We believe that the growing popularity of some of our products that allow equity and bond market participation without the risk of loss of the premium deposit presents an attractive opportunity to grow our business. We intend to capitalize on our reputation as a leading marketer of index annuities in this expanding segment of the annuity market.

The Offering

Issuer	American Equity Investment Life Holding Company
Common Stock Offered by Us	13,000,000 shares
Shares Outstanding after the Offering	53,042,956 shares
Use of Proceeds

We estimate that the net proceeds after deducting underwriting discounts and commissions and estimated offering expenses from this offering will be approximately $144.6 million ($166.4 million if the underwriters exercise their option to purchase additional shares of common stock in full), based on an assumed public offering price of $11.76 per share. We expect to utilize substantially all of the net proceeds to directly or indirectly increase the capital and surplus of our life insurance subsidiaries. See “Use of Proceeds.”

Risk Factors

See “Risk Factors” and the other information included in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Listing of Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol “AEL.”

The number of shares of our common stock outstanding immediately after this offering is based on the number of shares outstanding at September 30, 2005. This number excludes (i) 2,851,806 shares issuable upon the conversion of the company-obligated convertible mandatorily redeemable preferred securities of our subsidiary trust, which we refer to as the 8% trust preferred securities, (ii) 497,000 shares which were issued subsequent to September 30, 2005 upon the exercise of outstanding management subscription rights, with an exercise price of $5.33 per share, (iii) 3,014,120 shares reserved for future issuances under our stock option plans, including 2,215,412 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.01 per share, (iv) 1,260,000 shares of common stock issuable upon the exercise of outstanding options under other stock option agreements with a weighted average exercise price of $4.63 per share, (v) 1,533,126 shares of common stock reserved for issuance under the NMO Deferred Compensation Plan as described in note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2004 (Amendment No. 2) which is incorporated into this prospectus supplement and the accompanying prospectus by reference, and (vi) 393,897 shares of common stock reserved for issuance under deferred compensation agreements with certain employees and consultants. Please read “Capitalization” for an explanation of the shares of common stock that will be outstanding immediately following the consummation of this offering.

RISK FACTORS

An investment in the common stock offered by this prospectus supplement involves a number of risks. You should carefully consider each of the risks described below, together with all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock. If any of the following risks develop into actual events, our business, financial condition or results of operations could be negatively affected, the market price of shares of our common stock could decline and you may lose all or part of your investment.

Risks Relating to Our Business

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, higher ratings by rating agencies, broader and more diversified product lines and more widespread agency relationships. Our annuity products compete with index, fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other retirement funding alternatives offered by asset managers, banks and broker-dealers. Our insurance products compete with those of other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures. While we compete with numerous other companies, we view the following as our most significant competitors:

•       Allianz Life Insurance Company of North America;

•       Midland National Life Insurance Company;

•       AmerUs Group Co.;

•       Fidelity & Guaranty Life Insurance Company; and

•       ING USA Annuity & Life Insurance Company.

Our ability to compete depends in part on product pricing which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors depends on factors such as our financial strength, the services we provide to, and the relationships we develop with, these distributors and offering competitive commission structures. Our distributors are generally free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity and life insurance products. Our ability to compete in the past has also depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

National banks, with pre-existing customer bases for financial services products, may increasingly compete with insurers, as a result of legislation removing restrictions on bank affiliations with insurers. This legislation, the Gramm-Leach-Bliley Act of 1999, permits mergers that combine commercial banks, insurers and securities firms under one holding company. Until passage of the Gramm-Leach-Bliley Act, prior legislation had limited the ability of banks to engage in securities-related businesses and had restricted banks from being affiliated with insurance companies. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of our potential competitors.

General economic conditions, including changing interest rates and market volatility, affect both the risks and the returns on both our products and our investment portfolio.

The market value of our investments and our investment performance, including yields and realization of gains or losses, may vary depending on economic and market conditions. Such conditions include the shape of the yield curve, the level of interest rates and recognized equity and bond indices, including, without limitation, the S&P 500 Index® , the Dow Jones IndexSM and the NASDAQ-100 Index® (the “Indices”). Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, our ability to earn predictable returns, the market value of our investments and the reported value of stockholders’ equity.

From time to time, for business or regulatory reasons, we may be required to sell certain of our investments at a time when their market value is less than the carrying value of these investments. Rising interest rates may cause declines in the value of our fixed maturity securities. With respect to our available for sale fixed maturity securities, such declines (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements) reduce our reported stockholders’ equity and book value per share. We have a portfolio of held for investment securities which consists principally of long duration bonds issued by U.S. government agencies, the value of which is also sensitive to interest rate changes.

We may also have difficulty selling our commercial mortgage loans because they are less liquid than our publicly traded securities. As of September 30, 2005, our commercial mortgage loans represented approximately 12.4% of the value of our invested assets. If we require significant amounts of cash on short notice, we may have difficulty selling these loans at attractive prices or in a timely manner, or both.

A key component of our net income is the investment spread. A narrowing of investment spreads may adversely affect operating results. Although we have the right to adjust interest crediting rates (referred to as “participation,” “asset fee” or “cap” rates for index annuities) on most products, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to a minimum crediting rate filed with and approved by state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions. Our policy structure generally provides for resetting of policy crediting rates at least annually and imposes withdrawal penalties for withdrawals during the first three to 17 years a policy is in force.

Our spreads may be compressed in declining interest rate environments. A substantial portion of our fixed income securities have call features and are subject to redemption currently or in the near future. We have reinvestment risk related to these redemptions to the extent we cannot reinvest the net proceeds in assets with credit quality and yield characteristics similar to or better than those of the redeemed bonds. As indicated above, we have a certain ability to mitigate this risk by lowering interest crediting rates subject to minimum crediting rates in the policy terms.

Managing the investment spread on our index annuities is more complex than it is for fixed rate annuity products. Index products are credited with a percentage (known as the “participation rate”) of gains in the Indices. Some of our index products have an annual asset fee which is deducted from the amount credited to the policy. In addition, caps are set on some products to limit the maximum amount which may be credited on a particular product. To fund the earnings to be credited to the index products, we purchase options on the Indices. The price of such options generally increases with increases in the volatility in the Indices and interest rates, which may either narrow the spread or cause us to lower participation rates. Thus, the volatility of the Indices adds an additional degree of uncertainty to the profitability of the index products. We attempt to mitigate this risk by resetting participation rates and asset fees annually and adjusting the applicable caps.

Our investment portfolio is also subject to credit quality risks which may diminish the value of our invested assets and affect our sales, profitability and reported book value per share.

We are subject to the risk that the issuers of our fixed maturity securities and other debt securities (other than our U.S. agency securities), and borrowers on our commercial mortgages, will default on principal and interest payments, particularly if a major downturn in economic activity occurs. At September 30, 2005, 85.5% of our invested assets consisted of fixed maturity securities, of which 1% were below investment grade. At September 30, 2005, there were no delinquencies in our commercial mortgage loan portfolio. An increase in defaults on our fixed maturity securities and commercial mortgage loan portfolios could harm our financial strength and reduce our profitability. We use derivative instruments to fund the annual credits on our index annuities. We purchase derivative instruments, consisting primarily of one-year call options, from a number of counterparties. Our policy is to acquire such options only from counterparties rated “A-” or better by a nationally recognized rating agency. If, however, our counterparties fail to honor their obligations under the derivative instruments, we will have failed to provide for crediting to policyholders related to the appreciation in the applicable indices. Any such failure could harm our financial strength and reduce our profitability.

Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

Our life insurance subsidiaries cede insurance to other insurance companies through reinsurance. In particular, American Equity Life has entered into two coinsurance agreements with EquiTrust Life Insurance Company, or EquiTrust, an affiliate of Farm Bureau Life Insurance Company, or Farm Bureau, covering 70% of certain of our fixed rate and index annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts for 2002 and 2003 and 20% of those contracts issued from January 1, 2004 to July 31, 2004, when the agreement was suspended by mutual consent of the parties. As a result of the suspension, new business is no longer ceded to EquiTrust unless and until the parties mutually agree to resume the coinsurance of new business. At September 30, 2005, the aggregate policy benefit reserve transferred to EquiTrust was approximately $2.0 billion. EquiTrust has been assigned a financial strength rating of “A” by A.M. Best Company. We remain liable with respect to the policy liabilities ceded to EquiTrust should it fail to meet the obligations assumed by it. As of September 30, 2005, Farm Bureau beneficially owned approximately 13.8% of our common stock.

In addition, we have entered into other types of reinsurance transactions including indemnity and financial reinsurance. Should any of these reinsurers fail to meet the obligations assumed under such reinsurance, we remain liable with respect to the liabilities ceded.

We may experience volatility in net income due to accounting standards for derivatives.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS No. 133, which became effective for us on January 1, 2001. Under SFAS No. 133, as amended, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings. This impacts the items of revenue and expense we report on our index business as follows:

•       We must mark to market the purchased call options we use to fund the annual index credits on our index annuities based upon quoted market prices from related counterparties. We record the change in fair value of these options as a component of our revenues. Included within the change in fair value of the options is an element reflecting the time value of the options, which initially is their purchase cost declining to zero at the end of their one-year lives. The change in fair value of derivatives also includes proceeds received at expiration of the one-year option terms and gains or losses recognized upon early termination. For the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, the change in fair value of derivatives was $(21.9) million, $28.7 million, $52.5 million and $(57.8) million, respectively.

•       Under SFAS No. 133, the future annual index credits on our index annuities are treated as a “series of embedded derivatives” over the expected life of the applicable contracts. We are required to estimate the fair value of policy liabilities for index annuities, including the embedded derivatives, by valuing the “host” (or guaranteed) component of the liabilities and projecting (i) the expected index credits on the next policy anniversary dates and (ii) the net cost of annual options we will purchase in the future to fund index credits. Our estimates of the fair value of these embedded derivatives are based on assumptions related to underlying policy terms (including annual participation rates, asset fees, cap rates and minimum guarantees), index values, notional amounts, strike prices and expected lives of the policies. The change in fair value of embedded derivatives generally increases with increases in volatility in the Indices and interest rates. The change in fair value of the embedded derivatives will not correspond to the change in fair value of the purchased options because the purchased options are one-year options while the options valued in the fair value of embedded derivatives cover the expected life of the contracts which typically exceed 10 years. The change in fair value of embedded derivatives included in the consolidated statements of income was $11.4 million, $(8.6) million, $66.8 million and $(5.0) million for the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, respectively.

•       We adjust the amortization of deferred policy acquisition costs and deferred sales inducements to reflect the impact of the items discussed above. Amortization of deferred policy acquisition costs and deferred sales inducements decreased by $13.1 million for the nine months ending September 30, 2005, increased by $6.4 million for the year ended December 31, 2004, decreased by $1.7 million for the year ended December 31, 2003 and increased by $1.4 million for the year ended December 31, 2002 as a result of the application of SFAS No. 133.

The application of SFAS No. 133 in future periods to our index annuity business may cause substantial volatility in our reported net income.

If we do not manage our growth effectively, our financial performance could be adversely affected; our historical growth rates may not be indicative of our future growth.

We have experienced rapid growth since our formation in December 1995. For the nine months ended September 30, 2005, our deposits from sales of new annuities were $2.2 billion. Our work force has grown from approximately 65 employees and 4,000 independent agents as of December 31, 1997 to approximately 260 employees and 50,000 independent agents as of September 30, 2005. We intend to continue to grow by recruiting new independent agents, increasing the productivity of our existing agents, expanding our insurance distribution network, developing new products, expanding into new product lines, becoming licensed in all 50 states and continuing to develop new incentives for our sales agents. Future growth will impose significant added responsibilities on our management, including the need to identify, recruit, maintain and integrate additional employees, including management. There can be no assurance that we will be successful in expanding our business or that our systems, procedures and controls will be adequate to support our operations as they expand. In addition, due to our rapid growth and resulting increased size, it may be necessary to expand the scope of our investing activities to asset classes in which we historically have not invested or have not had significant exposure. If we are unable to adequately manage our investments in these classes, our financial condition or operating results in the future could be less favorable than in the past. Further, although recently deemphasized, we have utilized reinsurance in the past to support our growth. The future availability of reinsurance is uncertain. Our failure to manage growth effectively, or our inability to recruit, maintain and integrate additional qualified employees and independent agents, could have a material adverse effect on our business, financial condition or results of operations. In addition, due to our rapid growth, our historical growth rates are not likely to accurately reflect our future growth rates or our growth potential. We cannot assure you that our future revenues will increase or that we will continue to be profitable.

We must retain and attract key employees or else we may not grow or be successful.

We are dependent upon our executive management for the operation and development of our business. Our executive management team includes:

•       David J. Noble, Chairman, Chief Executive Officer, President and Treasurer;

•       John M. Matovina, Vice Chairman;

•       Kevin R. Wingert, President of American Equity Life;

•       James R. Gerlach, Executive Vice President;

•       Terry A. Reimer, Executive Vice President;

•       Debra J. Richardson, Senior Vice President; and

•       Wendy L. Carlson, General Counsel and Chief Financial Officer.

Although we have change in control agreements with members of our executive management team, we do not have employment contracts with any of the members of our executive management team. Although none of our executive management team has indicated that they intend to terminate their employment with us, there can be no assurance that these employees will remain with us for any particular period of time. Also, we do not maintain “key person” life insurance for any of our personnel.

If we are unable to attract and retain national marketing organizations and independent agents, sales of our products may be reduced.

We distribute our annuity products through a variable cost distribution network which included over 70 national marketing organizations and approximately 50,000 independent agents as of September 30, 2005. We must attract and retain such marketers and agents to sell our products. Insurance companies compete vigorously for productive agents. We compete with other life insurance companies for marketers and agents primarily on the basis of our financial position, support services, compensation and product features. Such marketers and agents may promote products offered by other life insurance companies that may offer a larger variety of products than we do. Our competitiveness for such marketers and agents also depends upon the long-term relationships we develop with them. If we are unable to attract and retain sufficient marketers and agents to sell our products, our ability to compete and our revenues would suffer.

We may require additional capital to support sustained future growth which may not be available when needed or may be available only on unfavorable terms.

Our long-term strategic capital requirements will depend on many factors including the accumulated statutory earnings of our life insurance subsidiaries and the relationship between the statutory capital and surplus of our life insurance subsidiaries and (i) the rate of growth in sales of our products; and (ii) the levels of credit risk and/or interest rate risk in our invested assets. To support long-term capital requirements, we may need to increase or maintain the statutory capital and surplus of our life insurance subsidiaries through additional financings, which could include debt, equity, financial reinsurance and/or other surplus relief transactions. Such financings, if available at all, may be available only on terms that are not favorable to us. If we cannot maintain adequate capital, we may be required to limit growth in sales of new annuity products, and such action could adversely affect our business, financial condition or results of operations.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life insurance subsidiaries write insurance. Our life insurance subsidiaries are domiciled in New York and Iowa. We are currently licensed to sell our products in 49 states and the District of Columbia. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the National Association of Insurance Commissioners, or NAIC, continually reexamine existing laws and regulations, and may impose changes in the future.

Our life insurance subsidiaries are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life insurance subsidiaries also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In addition, legislation has been introduced in Congress which could result in the federal government assuming some role in the regulation of the insurance industry. The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

Recently, suits have been brought against, and guilty pleas accepted from, participants in the insurance industry alleging certain illegal actions by these participants. Although we do not do business with the parties to the suits or those pleading guilty, are not involved in the suits at all and do not believe that our business practices are of the same nature as those the suits allege to have occurred, we cannot be certain of what ultimate effect the suits, as well as any increased regulatory oversight that might result from the suits, might have on the insurance industry as a whole, and thus on our business.

Changes in federal income taxation laws, including recent reductions in individual income tax rates, may affect sales of our products and profitability.

The annuity and life insurance products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in the contract values (i.e., the “inside build-up”) of these products is deferred until it is received by the policyholder. With other savings investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is realized. Additionally, life insurance death benefits are generally exempt from income tax.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages described above for annuities and life insurance. If legislation were enacted to eliminate the tax deferral for annuities, such a change would have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to an individual retirement account or other qualified retirement plan.

In June 2001, the Economic Growth and Tax Relief Reconciliation Act of 2001 was enacted, which implemented a staged reduction in individual federal income tax rates that began in 2001. The enactment of the Jobs and Growth Tax Relief Reconciliation Act of 2003 accelerated such rate reductions. While the reduction in income tax rates is temporary (the pre-2001 rates will return in 2011), the present value of the tax deferred advantage of annuities and life insurance products is less, which might hinder our ability to sell such products and/or increase the rate at which our current policyholders surrender their policies.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, the National Association of Securities Dealers, Inc., the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. We are currently a defendant in several purported class action lawsuits filed in state and federal courts alleging, among other things, improper sales practices. In these lawsuits, the plaintiffs are seeking, among other things,  returns of premiums and other compensatory and punitive damages. We have reached a final settlement in one of these cases, the impact of which is expected to be immaterial. In a second case, a class was certified consisting of persons who purchased trusts from other defendants in that case. On November 29, 2005, a United States Court of Appeals entered an order enjoining the plaintiff in that case from proceeding against us. No class has been certified in any of the other pending cases at this time. Although we have denied all allegations in the lawsuits and intend to vigorously defend them, the lawsuits are in the early stages of litigation and neither the outcomes nor a range of possible outcomes can be determined at this time. Although we do not believe that these lawsuits will have a material adverse effect on our business, financial condition or results of operations, there can be no assurance that such litigation, or any future litigation, will not have such an effect, whether financially, through distraction of our management or otherwise.

A downgrade in our credit or financial strength ratings will likely reduce the market value of the common stock and may increase our future cost of capital and may reduce new sales, adversely affect relationships with distributors and increase policy surrenders and withdrawals.

Currently, our senior unsecured indebtedness carries a “bb+” rating from A.M. Best and a “BB+” rating from Standard & Poor’s. Our ability to maintain such ratings is dependent upon the results of operations of our subsidiaries and our financial strength. If we fail to preserve the strength of our balance sheet and to maintain a capital structure that rating agencies deem suitable, it could result in a downgrading of the ratings applicable to our senior unsecured indebtedness. A downgrading would likely reduce the market value of the common stock and may increase our future cost of capital.

Financial strength ratings are important factors in establishing the competitive position of life insurance and annuity companies. In recent years, the market for annuities has been dominated by those insurers with the highest ratings. A ratings downgrade, or the potential for a ratings downgrade, could have a number of adverse effects on our business. For example, distributors and sales agents for life insurance and annuity products use the ratings as one factor in determining which insurer’s annuities to market. A ratings downgrade could cause those distributors and agents to seek alternative carriers. In addition, a ratings downgrade could materially increase the number of policy or contract surrenders we experience.

Financial strength ratings generally involve quantitative and qualitative evaluations by rating agencies of a company’s financial condition and operating performance. Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. Ratings are based upon factors of concern to agents, policyholders and intermediaries and are not directed toward the protection of investors and are not recommendations to buy, sell or hold securities.

American Equity Life has received financial strength ratings of “B++” (Very Good) with a stable outlook from A.M. Best Company and “BBB+” with a stable outlook from Standard & Poor’s. A.M. Best ratings currently range from “A++” (Superior) to “F” (In Liquidation), and include 16 separate ratings categories. Within these categories, “A++” (Superior) and “A+” (Superior) are the highest, followed by “A” (Excellent), “A-” (Excellent), “B++” (Very Good) and “B+” (Very Good). Publications of A.M. Best indicate that the “B++” rating is assigned to those companies that, in A.M. Best’s opinion, have demonstrated a good ability to meet their ongoing obligations to policyholders. Standard & Poor’s insurer financial strength ratings currently range from “AAA” to “NR,” and include 21 separate ratings categories. Within these categories, “AAA” and “AA” are the highest, followed by “A” and “BBB”. Publications of Standard & Poor’s indicate that an insurer rated “BBB” or higher is regarded as having strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are higher rated insurers.

A.M. Best and Standard & Poor’s review their ratings of insurance companies from time to time. There can be no assurance that any particular rating will continue for any given period of time or that it will not be changed or withdrawn entirely if, in their judgment, circumstances so warrant. If our ratings were to be downgraded for any reason, we could experience a material decline in the sales of our products and the persistency of our existing business.

Our system of internal controls ensures the accuracy or completeness of our disclosures and a loss of public confidence in the quality of our internal controls or disclosures could have a negative impact on us.

Section 404 of the Sarbanes-Oxley Act of 2002, or the SOA, requires us to provide an annual report on our internal controls over financial reporting, including an assessment as to whether or not our internal controls over financial reporting are effective. We are also required to have our auditors attest to our assessment and to opine on the effectiveness of our internal controls over financial reporting. Based upon such review, we concluded that as of December 31, 2004 we did not maintain effective internal control over financial reporting. As more fully described under Item 9A—Controls and Procedures in our amended Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2004, we identified a material weakness in our internal control over financial reporting at December 31, 2004. However, this weakness in our internal control over financial reporting did not result in any material misstatement of our financial statements for 2004.  Although we have implemented additional review procedures and more formal documentation process to remediate such material weakness, there is no assurance that such remedial actions will be effective. If, upon completing the testing and evaluation of our remediated internal controls as required by Section 404 of the SOA, we determine that our remediation has been ineffective, or we identify additional material weaknesses in our internal controls over financial reporting, we could be subjected to additional regulatory scrutiny, future delays in filing our financial statements and a loss of public confidence in the reliability of our financial statements, which could have a negative impact on our liquidity, access to capital markets, financial condition and the trading price of our common stock.

In addition, we do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud.  The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Based on the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been or will be detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events.  Therefore, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Also, while we document our assumptions and review financial disclosures with the audit committee of our board of directors, the regulations and literature governing our disclosures are complex and reasonable persons may disagree as to their application to a particular situation or set of circumstances.

Risks Relating to an Investment in Our Common Stock

Our ability to meet our payment obligations is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and several contractual agreements.

We are a holding company and our principal assets are the shares of the capital stock and surplus notes of our life insurance subsidiaries. As a holding company without independent means of generating operating revenues, we depend on dividends, interest on surplus notes, investment advisory fees and other payments from our life insurance subsidiaries to fund our obligations and meet our cash needs.

The transfer of funds by American Equity Life is restricted by certain covenants in our line of credit facility which, among other things, requires American Equity Life to maintain a minimum risk-based capital ratio of 200%. Under the most restrictive of these limitations, $60.9 million of our earned surplus at September 30, 2005 was available for distribution by American Equity Life to the parent company in the form of dividends or other distributions. As of September 30, 2005, there was no amount outstanding under the line of credit facility. However, in the future, we may incur indebtedness under the line of credit facility which restricts the transfer of funds by our life insurance subsidiaries.

The payment of dividends or distributions, including surplus note payments, by our life insurance subsidiaries is subject to regulation by each subsidiary’s state of domicile’s insurance department. Our life insurance subsidiaries are domiciled in Iowa and New York. Currently, our life insurance subsidiaries may pay dividends or make other distributions without the prior approval of their state of domicile’s insurance department, unless such payments, together with all other such payments within the preceding twelve months, exceed, in Iowa, the greater of, and in New York, the lesser of (1) the life insurance subsidiary’s net gain from operations for the preceding calendar year, or (2) 10% of the life insurance subsidiary’s statutory surplus at the preceding December 31. For 2005, up to approximately $60.9 million can be distributed as dividends or surplus note payments by American Equity Life without prior approval of the Iowa insurance department. In addition, dividends and surplus note payments may be made only out of earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities in the life insurance subsidiary’s state of domicile. American Equity Life had approximately $104.6 million of earned surplus at September 30, 2005.

In addition, our life insurance subsidiaries are subject to the NAIC’s risk-based capital, or RBC, requirements set forth in the Risk-Based Capital for Insurers Model Act, or the Model Act. The main purpose of the Model Act is to provide a tool for insurance regulators to evaluate the capital of insurers relative to the risks assumed by them and determine whether there is a need for possible corrective action. U.S. insurers and reinsurers are required to report the results of their RBC calculations as part of the statutory annual statements filed with state insurance regulatory authorities.

The Model Act provides for four different levels of regulatory actions, each of which may be triggered if an insurer’s total adjusted capital, as defined in the Model Act, is less than a corresponding RBC requirement.

•       The company action level is triggered if an insurer’s total adjusted capital is less than 200% of its authorized control level RBC, as defined in the Model Act. At the company action level, the insurer must submit a plan to the regulatory authority that discusses proposed corrective actions to improve its capital position.

•       The regulatory action level is triggered if an insurer’s total adjusted capital is less than 150% of its authorized control level RBC. At the regulatory action level, the regulatory authority will perform a special examination of the insurer and issue an order specifying corrective actions that must be followed.

•       If an insurer’s total adjusted capital is less than its authorized control level RBC, the regulatory authority is authorized (although not mandated) to take regulatory control of the insurer.

•       The mandatory control level is triggered if an insurer’s total adjusted capital is less than 70% of its authorized control level RBC, and at that level the regulatory authority must take regulatory control of the insurer. Regulatory control may lead to rehabilitation or liquidation of an insurer.

As of September 30, 2005, the total adjusted capital of our life insurance subsidiaries exceeded the company action level.

Although we believe our current sources of funds provide adequate cash flow to us to meet our current and reasonably foreseeable future obligations, there can be no assurance that we will continue to have access to these sources in the future.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the shares of our common stock when you want or at prices you find attractive.

The price of our common stock on the New York Stock Exchange constantly changes. We expect that the market price of our common stock will continue to fluctuate.

The market price of our common stock may fluctuate in response to numerous factors, many of which are beyond our control. These factors include the following:

•       actual or anticipated fluctuations in our operating results;

•       changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•       the operating and stock performance of our competitors;

•       announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•       changes in interest rates;

•       general domestic or international economic, market and political conditions;

•       additions or departures of key personnel; and

•       future sales of our common stock.

In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Future sales of our common stock or equity-related securities in the public market, including sales of our common stock in short sales transactions, could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Sales of significant amounts of our common stock or equity-related securities in the public market, or the perception that such sales will occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, including sales of our common stock in short sales transactions, will have on the trading price of our common stock.

Our reported earnings per share may be more volatile because of the conversion provision of our 5.25% Contingent Convertible Senior Notes due 2024.

Holders of our contingent convertible notes are entitled to convert the contingent convertible notes prior to their maturity date into cash and shares of our common stock. The Financial Accounting Standards Board’s Emerging Issues Task Force (EITF) has reached a final consensus on EITF No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share,” that the dilutive impact of contingently convertible debt instruments should be included in diluted earnings per share upon issuance regardless of whether the conversion contingency has been met. EITF No. 04-8 became effective for reporting periods ending after December 15, 2004. Prior to EITF No. 04-8, the dilutive impact of contingently convertible debt instruments was excluded from diluted earnings per share unless and until the conversion contingency was met. Until our common stock price exceeds the conversion price of the contingent convertible notes, inclusion of the shares of our common stock underlying the notes in the calculation of diluted earnings per share will not be dilutive. Should our common stock price exceed the conversion price, diluted earnings per share would be expected to decrease as a result of including the underlying shares in the diluted earnings per share calculation. Volatility in our common stock price could cause this contingency to be met in one quarter and not in a subsequent quarter, increasing the volatility of diluted earnings per share.

Anti-takeover provisions affecting us could make it difficult for a third party to acquire our company.

Our articles of incorporation, as amended, our amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. The provisions in our charter documents include the following:

•       our amended articles of incorporation and bylaws provide for a classified board of directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

•       our amended articles of incorporation provide our board of directors the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval;

•       our bylaws provide that shareholder action may be taken only at a special or regular meeting or by written consent signed by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted;

•       our bylaws limit our shareholders’ ability to make proposals at shareholder meetings; and

•       our bylaws establish advance notice procedures for nominating candidates to our board of directors.

We are subject to certain Iowa laws that could have similar effects. One of these laws, Section 490.1110 of the Iowa Business Corporation Act, prohibits us from engaging in a business combination with any interested shareholder for a period of three years from the date the person became an interested shareholder unless certain conditions are met.

The foregoing provisions may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Our executive officers, directors and parties related to them, in the aggregate, control approximately 13.9% of our voting stock and may have the ability to control matters requiring shareholder approval, and another shareholder controls approximately 13.8% of our voting stock and may also have the ability to significantly influence matters requiring shareholder approval.

Our executive officers, directors and parties related to them own a large enough stake in us to have an influence on the matters presented to shareholders. As a result, these shareholders may have the ability to control matters requiring shareholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and affairs. As of September 30, 2005, one of our shareholders, Farm Bureau, owned approximately 13.8% of our voting stock and may have the ability to significantly influence matters requiring shareholder approval, including the matters listed above. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock. In addition, some of Farm Bureau’s affiliates have entered into transactions with us and, as a result, Farm Bureau may have interests that are different from or in addition to its interest as a shareholder in our company. Farm Bureau may seek to use its position as a major shareholder to further those other interests.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, trend analyses and other information contained in this prospectus supplement and the accompanying prospectus and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

Factors that could contribute to these differences include, among other things:

•       general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies;

•       customer response to new products and marketing initiatives;

•       changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•       increasing competition in the sale of annuities;

•       regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•       the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference herein or therein, as applicable. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $144.6 million from the sale of shares of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, based on an assumed public offering price of $11.76 per share. If the underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $166.4 million, based on an assumed public offering price of $11.76 per share.

We expect to utilize substantially all of the net proceeds to directly or indirectly increase the capital and surplus of our life insurance subsidiaries to support future growth of our business.

CAPITALIZATION

The table below shows our capitalization on a consolidated basis as of September 30, 2005. The table also shows adjustments to our capitalization to reflect our receipt of the estimated net proceeds of $144.6 million from this offering, assuming a public offering price of $11.76 per share and no exercise of the underwriters’ over-allotment option.

	At September 30, 2005
	Actual	As Adjusted
	(Dollars in thousands)
Debt:
Notes payable	$277,424	$277,424
Subordinated debentures(1)	209,907	209,907
Total debt	$487,331	$487,331
Stockholders’ Equity:
Common Stock, par value $1 per share, 75,000,000 shares authorized; 40,042,956 shares issued and outstanding, actual and 53,042,956 shares issued and outstanding, as adjusted	$40,043	$53,043
Additional paid-in capital	226,912	358,508
Accumulated other comprehensive loss	(21,223)	(21,223)
Retained earnings	102,582	102,582
Total stockholders’ equity	348,314	492,910
Total capitalization	$835,645	$980,241

(1)          This table excludes approximately $20.6 million of floating rate debentures that we intend to issue in connection with a pooled trust preferred securities transaction that we expect to complete in the fourth quarter of 2005. See “Description of Capital Stock—Expected New Issuance of Trust Preferred Securities” for additional information regarding this intended issuance of securities.

The table above excludes (i) 2,851,806 shares issuable upon the conversion of the company-obligated convertible mandatorily redeemable preferred securities of our subsidiary trust, which we refer to as the 8% trust preferred securities, (ii) 497,000 shares which were issued subsequent to September 30, 2005 upon the exercise of outstanding management subscription rights, with an exercise price of $5.33 per share, (iii) 3,014,120 shares reserved for future issuances under our stock option plans, including 2,215,412 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.01 per share, (iv) 1,260,000 shares of common stock issuable upon the exercise of outstanding options under other stock option agreements with a weighted average exercise price of $4.63 per share, (v) 1,533,126 shares of common stock reserved for issuance under the NMO Deferred Compensation Plan as described in note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2004 (Amendment No. 2) which is incorporated into this prospectus supplement and the accompanying prospectus by reference, and (vi) 393,897 shares of common stock reserved for issuance under deferred compensation agreements with certain employees and consultants.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range of Common Stock

Our common stock began trading on the New York Stock Exchange under the symbol “AEL” on December 4, 2003. The following table sets forth, for each of the periods indicated, the high and low closing sale prices per share of our common stock as reported by the New York Stock Exchange.

	Common Stock Price
	High	Low
2003
Fourth Quarter (from December 4, 2003)	$9.97	$9.01
2004
First Quarter	12.85	10.23
Second Quarter	12.95	9.90
Third Quarter	9.96	9.00
Fourth Quarter	10.77	9.50
2005
First Quarter	12.79	10.35
Second Quarter	12.66	10.15
Third Quarter	11.94	10.51
Fourth Quarter (through November 30, 2005)	12.01	11.40

On November 30, 2005, the reported last sale price of our common stock was $11.76 per share. As of November 15, 2005, there were approximately 6,650 holders of our common stock.

Dividends

On November 17, 2005, our board of directors declared a cash dividend of $0.04 per share on our common stock. The dividend will be payable on December 16, 2005 to shareholders of record as of November 30, 2005. In 2004, we paid a cash dividend of $0.02 per share on our common stock. In 2003, we paid a cash dividend of $0.01 per share on our common stock and $0.03 per share on our series preferred stock then outstanding. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

Our credit agreement contains a restrictive covenant which limits our ability to declare or pay dividends in any fiscal year to 33% of our consolidated net income for the prior year. In addition, since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries’ ability to make distributions of cash or property to us.

The transfer of funds by American Equity Life is restricted by certain covenants in our line of credit facility which, among other things, requires American Equity Life to maintain a minimum 200% risk based capital ratio. Under the most restrictive of these limitations, $60.9 million of our earned surplus at September 30, 2005 was available for distribution by American Equity Life to the parent company in the form of dividends or other distributions. As of September 30, 2005, there was no amount outstanding under the line of credit facility. However, in the future, we may incur indebtedness under the line of credit facility which restricts the transfer of funds by our life insurance subsidiaries.

The payment of dividends or distributions, including surplus note payments, by our life insurance subsidiaries is subject to regulation by each subsidiary’s state of domicile’s insurance department. Our life insurance subsidiaries are domiciled in Iowa and New York. Currently, our life insurance subsidiaries may pay dividends or make other distributions without the prior approval of their state of domicile’s insurance department, unless such payments, together with all other such payments within the preceding twelve months, exceed, in Iowa, the greater of, and in New York, the lesser of (1) the life insurance subsidiary’s net gain from operations for the preceding calendar year, or (2) 10% of the life insurance subsidiary’s statutory surplus at the preceding December 31. For 2005, up to approximately $60.9 million can be distributed as dividends or surplus note payments by American Equity Life without prior approval of the Iowa insurance department. In addition, dividends and surplus note payments may be made only out of earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities in the life insurance subsidiary’s state of domicile. American Equity Life had approximately $104.6 million of earned surplus at September 30, 2005.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our selected consolidated financial and other data. The selected consolidated financial information as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 has been derived from, and should be read together with, our audited consolidated financial statements and the related notes, which are incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K/A for the year ended December 31, 2004 (Amendment No. 2). The selected consolidated financial information as of December 31, 2002, 2001 and 2000 and for each of the two years in the period ended December 31, 2001 has been derived from our audited consolidated financial statements and the related notes, which are not incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected consolidated financial information as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 has been derived from, and should be read together with, our unaudited consolidated financial statements and the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. In the opinion of our management, all unaudited interim consolidated financial information presented in the table below reflects all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our consolidated financial position and results of operations for such periods. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year.

The information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K/A for the year ended December 31, 2004 (Amendment No. 2) and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, both of which are incorporated into this prospectus supplement and the accompanying prospectus by reference. The results for past periods are not necessarily indicative of results that may be expected for future periods.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
	(Dollars in thousands, except per share data)
Consolidated Statements of Income Data:
Revenues
Traditional life and accident and health insurance premiums	$10,559	$11,680	$15,115	$13,686	$13,664	$13,141	$11,034
Annuity and single premium universal life product charges	19,390	15,671	22,462	20,452	15,376	12,520	8,338
Net investment income(b)	400,411	314,220	428,385	357,295	308,548	209,086	100,060
Realized gains (losses) on investments	(6,605)	811	943	6,946	(122)	787	(1,411)
Change in fair value of derivatives(a)	(21,924)	(18,815)	28,696	52,525	(57,753)	(55,158)	(3,406)
Total revenues	401,831	323,567	495,601	450,904	279,713	180,376	114,615
Benefits and expenses
Insurance policy benefits and change in future policy benefits	10,296	10,055	13,423	11,824	9,317	9,762	8,728
Interest credited to account balances	224,812	236,965	305,762	248,075	183,503	100,125	57,312
Change in fair value of embedded derivatives(a)	11,381	(53,244)	(8,567)	66,801	(5,027)	12,921	—
Interest expense on amounts due to related party under General Agency Commission and Servicing Agreement(b)	—	—	—	—	3,596	5,716	5,958
Interest expense on notes payable(b)	12,271	1,100	2,358	2,713	1,901	2,881	2,339
Interest expense on subordinated debentures(b)	10,014	6,821	9,609	7,661	—	—	—
Interest expense on amounts due under repurchase agreements and other interest expense	6,825	2,160	3,148	1,278	1,777	1,504	3,267
Amortization of deferred policy acquisition costs	47,105	46,442	67,867	47,450	34,060	20,838	7,791
Other operating costs and expenses(b)	26,526	24,637	32,520	25,794	21,635	17,176	14,602
Total benefits and expenses	349,230	274,936	426,120	411,596	250,762	170,923	99,997
Income before income taxes, minority interests and cumulative effect of change in accounting principle	52,601	48,631	69,481	39,308	28,951	9,453	14,618
Income tax expense(b)	18,178	33,573	40,611	13,505	7,299	333	2,385
Income before minority interests and cumulative effect of change in accounting principle	34,423	15,058	28,870	25,803	21,652	9,120	12,233
Minority interests in subsidiaries:
Minority interest(b)	2,500	(326)	(453)	363	—	—	—
Earnings attributable to company-obligated mandatorily redeemable preferred securities of subsidiary trusts(b)	—	—	—	—	7,445	7,449	7,449
Income before cumulative effect of change in accounting principle	31,923	15,384	29,323	25,440	14,207	1,671	4,784
Cumulative effect of change in accounting for derivatives(a)	—	—	—	—	—	(799)	—
Net income(c)	$31,923	$15,384	$29,323	$25,440	$14,207	$872	$4,784
Per Share Data:
Earnings per common share:
Income before cumulative effect of change in accounting principle	$0.83	$0.40	$0.77	$1.45	$0.87	$0.10	$0.29
Cumulative effect of change in accounting for derivatives(a)	—	—	—	—	—	(0.05)	—
Earnings per common share	$0.83	$0.40	$0.77	$1.45	$0.87	$0.05	$0.29
Earnings per common share—assuming dilution:
Income before cumulative effect of change in accounting principle	$0.75	$0.38	$0.71	$1.21	$0.76	$0.09	$0.26
Cumulative effect of change in accounting for derivatives(a)	—	—	—	—	—	(0.04)	—
Earnings per common share—assuming dilution	$0.75	$0.38	$0.71	$1.21	$0.76	$0.05	$0.26
Dividends declared per common share	$—	$—	$0.02	$0.01	$0.01	$0.01	$0.01

	At September 30,		At December 31,
	2005	2004	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
	(Dollars in thousands, except per share data)
Consolidated Balance Sheet Data:
Total assets	$13,240,455	$10,261,281	$11,087,288	$8,962,841	$7,327,789	$4,819,220	$2,528,126
Policy benefit reserves	11,627,948	9,395,902	9,807,969	8,315,874	6,737,888	4,420,720	2,099,915
Amounts due to related party under General Agency Commission and Servicing Agreement(b)	—	—	—	—	40,345	46,607	76,028
Notes payable(b)	277,424	16,303	283,375	46,115	43,333	46,667	44,000
Subordinated debentures(b)	209,907	153,236	173,576	116,425	—	—	—
Company-obligated mandatorily redeemable preferred securities issued by subsidiary trusts(b)	—	—	—	—	100,486	100,155	99,503
Total stockholders’ equity(b)	348,314	297,821	305,543	263,716	77,478	42,567	58,652

	At and for the Nine Months Ended September 30,		At and for the Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
Other Data:
Book value per share(d)	$8.70	$7.79	$7.97	$7.19	$4.67	$2.24	$3.35
Return on equity(e)	14.2%	8.8%	10.3%	28.3%	23.7%	1.7%	10.3
Number of agents	50,045	44,691	45,940	42,239	41,396	33,894	21,908
Life subsidiaries’ statutory capital and surplus	$633,940	$386,300	$608,930	$374,587	$227,199	$177,868	$145,048
Life subsidiaries’ statutory net gain (loss) from operations before income taxes and realized capital gains (losses)	60,598	39,769	93,640	45,822	53,535	(5,675)	9,190
Life subsidiaries’ statutory net income (loss)(c)	19,723	9,707	47,711	25,404	26,010	(17,187)	10,420

(a)              The accounting change resulted from the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which became effective on January 1, 2001.

(b)             On December 31, 2003, retroactive to January 1, 2003, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. During the first quarter of 2005, retroactive to January 1, 2003, we adopted FASB Staff Position No. FIN 46(R)-5, Implicit Variable Interests under FIN 46. See notes 1 and 2 to our audited consolidated financial statements.

(c)              Our GAAP net income and statutory net loss in 2001, were affected by a decision to maintain a significant liquid investment position after the September 11, 2001 terrorist attacks.

(d)             Book value per share is calculated as total stockholders’ equity less the liquidation preference of our series preferred stock dividend by the total number of shares of common stock outstanding.

(e)              We define return on equity as net income divided by average total stockholders’ equity. We calculate the returns for interim periods by using net income for the trailing twelve months. Average total stockholders’ equity is determined based upon the total stockholders’ equity at the beginning and the end of the year or the trailing twelve-month period. The computations of average stockholders’ equity for the year ended December 31, 2003 and the trailing twelve-month period ended September 30, 2004 have been calculated on a weighted average basis to recognize the significant increase in stockholders’ equity that resulted from the receipt of the net proceeds  in December 2003 and January 2004 from our initial public offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 77,000,000 shares, of which 75,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of November 30, 2005, we had issued and outstanding 40,528,180 shares of common stock and no shares of preferred stock. As of November 15, 2005, there were approximately 6,650 holders of our common stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock. Our articles of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Options and Management Subscription Rights

As of September 30, 2005, (a) options to purchase a total of 3,475,412 shares of common stock were outstanding and (b) up to 798,708 additional shares of common stock may be subject to options granted in the future. All of the options contain standard anti-dilution provisions.

In connection with our subscription rights offering and private placement of our common stock in December 1997, we issued management subscription rights to purchase an aggregate of 2,157,375 shares of our common stock to nine officers and directors. These management subscription rights have an exercise price of $5.33 per share and may be exercised at any time prior to December 1, 2005. As of November 30, 2005, rights with respect to 2,132,375 shares of our common stock were exercised.

8% Convertible Trust Preferred Securities

In September 1999, American Equity Capital Trust I (“Trust I”), a wholly-owned subsidiary trust, issued 865,671 shares ($26.0 million) of 8% trust preferred securities. In connection with Trust I’s issuance of the 8% trust preferred securities and the related purchase by us of all of Trust I’s common securities, we issued $26.8 million in principal amount of our 8% debentures to Trust I. The sole assets of Trust I are the 8% debentures and any interest accrued thereon. As of September 30, 2005, there were 772,004 shares of the 8% trust preferred securities outstanding, of which 2,000 shares are held by one of our subsidiaries. The outstanding 8% trust preferred securities not held by one of our subsidiaries are convertible, at the option of the holder, at any time, into 2,851,806 shares of our common stock.

The interest payment dates on the 8% debentures correspond to the distribution dates on the 8% trust preferred securities. The 8% trust preferred securities, which have a liquidation value of $30 per share plus accrued and unpaid distributions, mature simultaneously with the 8% debentures. All of the outstanding shares of 8% trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust I.

5% Trust Preferred Securities

In October 1999, American Equity Capital Trust II (“Trust II”), a wholly-owned subsidiary trust, issued 97,000 shares ($97.0 million) of 5% trust preferred securities. The consideration received by Trust II in connection with the issuance of the 5% trust preferred securities consisted of fixed income trust preferred securities of equal value which were issued by the parent of Farm Bureau. Farm Bureau beneficially owned 13.8% of our common stock as of September 30, 2005.

In connection with Trust II’s issuance of the 5% trust preferred securities and the related purchase by us of all of Trust II’s common securities, we issued $100 million in principal amount of our 5% debentures to Trust II. The sole assets of Trust II are the 5% debentures and any interest accrued thereon. The interest payment dates on the 5% debentures correspond to the distribution dates on the 5% trust preferred securities. The 5% trust preferred securities, which have a liquidation value of $100 per share plus accrued and unpaid distributions, mature simultaneously with the 5% debentures. As of September 30, 2005, 97,000 shares of 5% trust preferred securities were outstanding, all of which are unconditionally guaranteed by us to the extent of the assets of Trust II.

Trust IV (LIBOR + 4%) Trust Preferred Securities

In December 2003, American Equity Capital Trust IV (“Trust IV”), a wholly-owned subsidiary trust, issued 12,000 shares ($12.0 million) of floating rate (three month London Interbank Offered Rate plus 4.00%) trust preferred securities. In connection with Trust IV’s issuance of these trust preferred securities and the related purchase by us of all of Trust IV’s common securities, we issued $12.4 million in principal amount of our floating rate subordinated debentures due January 8, 2034 to Trust IV. The sole assets of Trust IV are the subordinated debentures and any interest accrued thereon. The interest rate and the interest payment dates on the subordinated debentures correspond to the dividend rate and the distribution dates on the trust preferred securities issued by Trust IV. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IV.

Trust III (LIBOR + 3.90%) Trust Preferred Securities

In April 2004, American Equity Capital Trust III (“Trust III”), a wholly-owned subsidiary trust, issued 27,000 shares ($27.0 million) of floating rate (three month London Interbank Offered Rate plus 3.90%) trust preferred securities. In connection with Trust III’s issuance of these trust preferred securities and the related purchase by us of all of Trust III’s common securities, we issued $27.8 million in principal amount of our floating rate subordinated debentures due April 29, 2034 to Trust III. The sole assets of Trust III are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust III. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust III.

Trust VII (LIBOR + 3.75%) Trust Preferred Securities

In September 2004, American Equity Capital Trust VII (“Trust VII”), a wholly-owned subsidiary trust, issued 10,500 shares ($10.5 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VII’s common securities, we issued $10.8 million in principal amount of our floating rate subordinated debentures due September 14, 2034 to Trust VII. The sole assets of Trust VII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VII.

Trust VIII (LIBOR + 3.75%) Trust Preferred Securities

In December 2004, American Equity Capital Trust VIII (“Trust VIII”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VIII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VIII’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due December 22, 2034 to Trust VIII. The sole assets of Trust VIII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VIII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VIII.

Trust IX (LIBOR + 3.65%) Trust Preferred Securities

On June 15, 2005, American Equity Capital Trust IX (“Trust IX”), a wholly-owned subsidiary trust, issued 15,000 shares ($15.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust IX’s issuance of these trust preferred securities and the related purchase by us of all of Trust IX’s common securities, we issued $15.5 million in principal amount of our floating rate subordinated debentures due June 15, 2035 to Trust IX. The sole assets of Trust IX are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust IX. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IX.

Trust X (LIBOR + 3.65%) Trust Preferred Securities

On August 4, 2005, American Equity Capital Trust X (“Trust X”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust X’s issuance of these trust preferred securities and the related purchase by us of all of Trust X’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due September 15, 2035 to Trust X. The sole assets of Trust X are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust X. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust X.

Expected New Issuance of Trust Preferred Securities

We intend to issue, through a wholly owned subsidiary trust, 20,000 shares of floating rate trust preferred securities. In connection with our subsidiary trust’s issuance of these trust preferred securities and the related purchase by us of all of the trust’s common securities, we expect to issue approximately $20.6 million in principal amount of our floating rate subordinated debentures. We expect to consummate this transaction in the fourth quarter of 2005.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 490.202 of the Iowa Business Corporation Act authorizes a corporation’s board of directors to grant indemnity to directors in terms sufficiently broad to permit indemnification and reimbursement of expenses incurred by directors for liabilities arising under the Securities Act.

Our amended articles of incorporation provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

•       the amount of a financial benefit received by a director to which the director is not entitled;

•       an intentional infliction of harm on the company or its shareholders;

•       an unlawful distribution to shareholders; and

•       an intentional violation of criminal law.

Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Articles of Incorporation and Bylaws Provisions

Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.   Our amended articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

Notice Procedures.   Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

Shareholder Meetings.   Our bylaws provide that special meetings may be called only by the board of directors, our President or shareholders owning 90% of all the votes entitled to be cast on any issue proposed at the special meeting.

Authorized but Unissued or Undesignated Capital Stock.   Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

We are subject to Section 490.1110 of the Iowa Business Corporation Act which prohibits certain “business combination” transactions between an Iowa corporation and any “interested shareholder” for a period of three years after the date on which such shareholder became an interested shareholder, unless:

•       the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

•       upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•       on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested shareholder.

Section 490.1110 defines “business combination” to include:

•       a merger or consolidation involving the corporation and any interested shareholder;

•       any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•       any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•       any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•       any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

In general, an “interested shareholder” is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. “Person” means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of “poison pills” which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation’s outstanding shares.

The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below).  This discussion deals only with our common stock held as capital assets by holders who purchase common stock in this offering.  This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by prospective investors in light of their particular circumstances.  In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

•  dealers in securities or currencies;

•  financial institutions;

•  regulated investment companies;

•  real estate investment trusts;

•  cooperatives

•  tax-exempt entities;

•  insurance companies;

•  persons holding common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•  persons liable for alternative minimum tax;

•  U.S. expatriates;

•  partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal tax purposes (or investors therein); or

•  U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar.

Furthermore, this discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof.  Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.  We have not received an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein.  This discussion does not address any state, local or non-U.S. tax considerations.

For purposes of this discussion, a  “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes one of the following:

•  a citizen or an individual resident of the United States;

•  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, we particularly urge you to consult your own tax advisors.

If you are considering the purchase of our common stock, we urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as any consequences to you arising under state, local and non-U.S. tax laws.

Consequences to U.S. Holders

The following discussion applies only to U.S. Holders.

   Dividends

Distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and will be includible in your gross income upon receipt.  Distributions to you in excess of our earnings and profits will be treated first as a return of capital (with a corresponding reduction in your tax basis in the common stock) to the extent of your tax basis in the common stock on which the distribution was made, and then as capital gain from the sale or exchange of such common stock.  Provided that you satisfy certain holding period and other requirements, our distributions to you that are taxable as dividends generally will be, (i) if you are a corporation, eligible for the dividends received deduction, and (ii) if you are taxed as an individual, eligible to be treated as “qualified dividend income” (which is taxable at the rates generally applicable to long-term capital gains) in the case of dividends paid in taxable years beginning on or before December 31, 2008.  Under current law, dividends received after 2008 will be taxable to holders taxed as individuals at ordinary income rates.  Congress is currently considering certain proposals to extend the preferential tax rates for qualified dividend income beyond 2008, but no assurances can be given in this regard.

   Sale, Exchange or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of shares of our common stock, you will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or taxable disposition and your tax basis in the shares of common stock disposed.  Such gain or loss generally will be long-term capital gain or loss if your holding period with respect to such common stock is more than one year at the time of its disposition.  If you are an individual, any such long-term capital gain generally will be eligible for reduced rates of U.S. federal income taxation.  The deductibility of capital losses is subject to limitations.

   Information Reporting and Backup Withholding

In general, information will be reported to the IRS each year regarding the amount of any dividends on our common stock and the proceeds of any sale of our common stock paid to you during such year unless you are an exempt recipient (such as a corporation).  A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or to make required certifications or you have been notified by the IRS that you are subject to backup withholding.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders.  A “Non-U.S. Holder” is a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.  Special rules may apply to you if you are a “controlled foreign corporation” or a “passive foreign investment company” or are otherwise subject to special treatment under the Code.  Any such holders should consult their own tax advisors to determine the U.S. federal income, state, local and non-U.S. tax consequences that may be relevant to them.

   Dividends

Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with a trade or business you conduct within the United States or, if certain tax treaties apply, are attributable to a permanent establishment you maintain in the United States, are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate rates.  Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding.  If you are a corporation, any such effectively connected dividends that you receive may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty rate for dividends paid on our common stock, you must provide the withholding agent with a properly executed IRS Form W-8BEN, claiming an exemption from or reduction in withholding under the applicable income tax treaty.  In the case of common stock held by a foreign intermediary (other than a “qualified intermediary”), the intermediary generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner for which it is receiving the dividends.

If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

   Sale, Exchange or Other Taxable Disposition of Common Stock

You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock unless:

•  the gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to a permanent establishment you maintain in the United States;

•  if you are an individual and hold shares of our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and you have a “tax home” in the United States; or

•  we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such disposition and your holding period in the common stock, and (i) you beneficially own, or have owned, more than

5% of the total fair market value of our common stock at any time during the five-year period preceding such disposition, or (ii) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We believe that we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.  No assurances, however, can be given in this regard.

If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on any gain derived from the sale, exchange or other taxable disposition that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States).  If you are a corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits for the taxable year, which would include such gain, at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty, subject to adjustments.

   U.S. Federal Estate Tax

Shares of our common stock held by an individual Non-U.S. Holder at the time of his or her death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

   Information Reporting and Backup Withholding

You may be subject to information reporting and backup withholding with respect to any dividends on, and the proceeds from dispositions of, our common stock paid to you, unless you comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption.  Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of shares of our common stock will apply as follows:

•  If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless you certify that you are not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establish an exemption;

•  If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S. Related Person”), they will not be subject to backup withholding or information reporting; or

•  If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. Related Person, they generally will be subject to information reporting (but not backup withholding), unless you certify that you are not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establish an exemption.

The IRS may make information reported to you and the IRS available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you reside.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished by you to the IRS.  Non-U.S. Holders should consult their own tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement, the underwriters named below, through their representative Raymond James & Associates, Inc., have agreed to purchase from us the following respective number of shares of common stock listed opposite to their names below at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

Name	Number of Shares
Raymond James & Associates, Inc.
Friedman, Billings, Ramsey & Co., Inc.
SunTrust Capital Markets, Inc.
Cochran, Caronia Securities LLC
Oppenheimer & Co. Inc.
Total	13,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $    per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $    per share to other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 1,950,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the 13,000,000 shares are being offered.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are $    per share of common stock. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

	Without Exercise of	With Full Exercise of
	Over-Allotment Option	Over-Allotment Option
Per share	$	$
Total	$	$

In addition, we estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $640,000.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

We and our executive officers, including our executive officers who are directors, have agreed not to, subject to certain exceptions, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of common stock or enter into any hedging transaction relating to our common stock or file a registration statement with the SEC relating to our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Raymond James & Associates, Inc. However, none of our other shareholders or non-employee directors have entered into any such lockup agreement. Notwithstanding the foregoing, we may during this 90-day restricted period:

•       issue and sell the shares of common stock offered hereby;

•       issue any shares of our common stock upon the exercise of any option, warrant or management subscription right, or the conversion of a security, in each case, outstanding on the date of this prospectus supplement;

•       issue shares of our common stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing, pursuant to any employee, officer or director stock option or other benefit plan in effect on the date of this prospectus supplement; and

•       file a registration statement, including any amendments thereto, covering resales of our 5.25% contingent convertible senior notes due 2024 and the shares of common stock issuable upon conversion of such notes or any registration statement in respect of any employee, officer or director stock option or other benefit plan.

In addition, notwithstanding the foregoing, our executive officers may during this 90-day restricted period sell shares of common stock to the NMO Deferred Compensation Trust for the purpose of satisfying their tax obligations on the exercise of their management subscription rights that are outstanding on the date of this prospectus supplement.

The 90-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will, subject to limited exceptions, continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event.

Our common stock is listed on the New York Stock Exchange under the symbol “AEL.”

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet web sites maintained by one or more of the underwriters participating in this offering. Internet distributions will be allocated by the underwriters that make Internet distributions on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of shares to the public in that Member State, except that it may, with effect from and including such date, make an offer of shares to the public in that Member State:

•  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•  at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the shares in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any shares in, from or otherwise involving the United Kingdom.

Certain of the underwriters or their affiliates have provided, from time to time, and may in the future provide, investment banking, financial and other services to us, for which we have paid, and intend to pay, customary fees.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by Wendy L. Carlson, our General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois and for the underwriters by Davis Polk & Wardwell, New York, New York. Ms. Carlson is a full-time employee and officer of our company, and she currently owns 118,125 shares of our common stock and holds options to purchase an additional 157,500 shares of our common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K, as amended by Form 10-K/A Amendment Nos. 1 & 2) for the year ended December 31, 2004 (including schedules appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus supplement and the accompanying prospectus by referring you to publicly filed documents that contain the omitted information.

You may read and copy the information that we incorporate by reference in this prospectus supplement and the accompanying prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Rather than include certain information in this prospectus supplement and the accompanying prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Accordingly, we incorporate by reference the following document filed with the SEC by us:

•       Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005, and the amendments thereto on Form 10-K/A, filed on March 28, 2005 and November 14, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 13, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 4, 2005; and

•       Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 4, 2005; and

•       Our Current Report on Form 8-K, dated March 31, 2005, filed on April 6, 2005, and the amendment thereto on Form 8-K/A, filed on April 29, 2005;

•       Our Current Report on Form 8-K, dated May 19, 2005, filed on May 19, 2005;

•       Our Current Report on Form 8-K, dated June 9, 2005, filed on June 15, 2005;

•       Our Current Report on Form 8-K, dated June 16, 2005, filed on June 16, 2005;

•       Our Current Report on Form 8-K, dated July 19, 2005, filed on July 19, 2005;

•       Our Current Report on Form 8-K, dated August 4, 2005, filed on August 9, 2005; and

•       Our Current Report on Form 8-K, dated September 2, 2005, filed on September 2, 2005.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K) we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus supplement relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus supplement.

PROSPECTUS

$500,000,000

American Equity
Investment Life Holding Company

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

American Equity Capital Trust V
American Equity Capital Trust VI

Trust Preferred Securities Fully and Unconditionally
Guaranteed by American Equity Investment Life Holding Company

We may offer, issue and sell, together or separately, from time to time:

•   debt securities, which may be senior debt securities or subordinated debt securities;

•   shares of our preferred stock;

•   shares of our common stock;

•   depositary shares representing an interest in our preferred stock;

•   warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•   stock purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, trust preferred securities, other property of American Equity Investment Life Holding Company or securities of an entity unaffiliated with American Equity Investment Life Holding Company, a basket of such securities or any combination of the above; and

•   stock purchase units, each representing ownership of a stock purchase contract and debt securities, trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

American Equity Capital Trust V and American Equity Capital Trust VI are Delaware statutory trusts. The trusts may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

We and the trusts may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “AEL.”  Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2005.

This prospectus is part of a joint registration statement filed by American Equity Investment Life Holding Company, American Equity Capital Trust V and American Equity Capital Trust VI with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document. Our business, financial condition, results of operations or prospects may have changed since that date.

All references to “we,” “us,” “our,” or “American Equity” in this prospectus are to American Equity Investment Life Holding Company. References in this prospectus to the “trusts” refer to American Equity Capital Trust V and American Equity Capital Trust VI.

i

FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

Factors that could contribute to these differences include, among other things:

•        general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies;

•        customer response to new products and marketing initiatives;

•        changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•        increasing competition in the sale of annuities;

•        regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•        the risk factors or uncertainties listed from time to time in our private placement memorandums or filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

We are a full service underwriter of a broad line of annuity and insurance products. We develop, market, issue and administer these annuities and life insurance products through our life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. Our business consists primarily of the sale of fixed rate and index annuities and, accordingly, we have only one business segment. Our business strategy is to focus on our annuity business and earn relatively predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 49 states and the District of Columbia.

We were incorporated in the State of Delaware on December 15, 1995, and reincorporated in the State of Iowa on January 7, 1998. Our executive offices are located at 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

THE TRUSTS

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named American Equity Capital Trust V and American Equity Capital Trust VI.

We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

•        issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•        issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in a specified series of our debt securities; and

•        engage in other activities only as are necessary, convenient or incidental to the above two purposes.

Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

Each trust will have a term of 55 years, but may end earlier if its declaration so provides.

We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

The principal place of business of each trust is c/o American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266. The telephone number is: (515) 221-0002.

The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees’ duties and obligations will be governed by the declaration of their respective trust. Each trust’s trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

Each trust will include the following trustees:

•        at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•        at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•        at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank National Association and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19801.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes, minority interests and cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest incurred for credits to annuity account balances, imputed interest expense based upon estimated future payments to a company that acts as a national supervisory agent with responsibility for paying commissions to our agents for 2000 to 2002, interest expense on notes payable, interest expense on subordinated debt, interest expense on amounts due under repurchase agreements and other interest expense.

Ratio of Earnings to Fixed Charges—Including Interest Credited to Annuity Account Balances

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004)	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
Ratio of Earnings to Fixed Charges	1.2	1.2	1.2	1.2	1.2	1.1	1.2

On December 31, 2003, retroactive to January 1, 2003, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. During the first quarter of 2005, retroactive to January 1, 2003, we adopted FASB Staff Position No. FIN 46(R)-5, Implicit Variable Interests under FIN 46. See notes 1 and 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and note 1 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 which are incorporated by reference into this prospectus.

Ratio of Earnings to Fixed Charges—Excluding Interest Credited to Annuity Account Balances

The following table sets forth our ratio of earnings to fixed charges excluding interest credited to annuity account balances. This ratio is presented here to reflect the effect of excluding interest credited to annuity account balances, which we believe is not indicative of interest expense related to amounts borrowed. Interest credited to annuity account balances does not require a cash outlay unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expense as an operating expense and treat it as such in our consolidated statement of income.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
Ratio of Earnings to Fixed Charges	2.8	5.7	5.5	4.3	4.8	1.9	2.2

On December 31, 2003, retroactive to January 1, 2003, we adopted FIN 46,. During the first quarter of 2005, retroactive to January 1, 2003, we adopted FASB Staff Position No. FIN 46(R)-5, Implicit Variable Interests under FIN 46. See notes 1 and 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and note 1 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 which are incorporated by reference into this prospectus.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, and stock purchase units that we and/or the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus, together with the applicable prospectus supplements, contains the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture”. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures”. Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination.”

As of September 30, 2005, we had no senior secured indebtedness outstanding, $209.9 million of subordinated indebtedness outstanding and $260 million of outstanding senior unsecured indebtedness, and one of our subsidiaries had $17.4 million of outstanding long term indebtedness.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•       the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•       any limit on the aggregate principal amount of the debt securities;

•       the price or prices at which we will sell the debt securities;

•       the maturity date or dates of the debt securities;

•       the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•       the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•       the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•       the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•       whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•       the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•       if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•       our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•       the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•       the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

•       provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•       any additions to the events of default or our covenants with respect to the applicable series of debt securities;

•       the terms, if any, upon which the holders may convert or exchange such debt securities into other securities or property;

•       whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•       the depositary for global or certificated debt securities;

•       any special tax implications of the debt securities;

•       any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•       any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

Under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•       the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•       all our capital lease obligations;

•       all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•       all our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•       all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•       all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•       all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

Senior indebtedness does not include:

•       indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

•       indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•       any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

•       any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•       any general assignment by us for the benefit of creditors; or

•       any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

The following restrictive covenant shall apply to each series of senior debt securities:

Limitations on Dispositions of Stock of Certain Subsidiaries.   So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•       American Equity Investment Life Insurance Company;

•       American Equity Investment Life Insurance Company of New York;

•       any successor to substantially all of the business of American Equity Investment Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

•       any corporation (other than us) having direct or indirect control of American Equity Investment Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

Except for, in each case:

•       a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

•       a sale or other disposition of shares which are “directors’ qualifying shares;”

•       a sale or other disposition of all of such stock for at least fair value (as determined by our board of directors acting in good faith); or

•       a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•       we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of us under the debt securities, the indentures, and any guarantees of preferred securities or common securities issued by the trusts;

•       immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•       if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

•       we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•       our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•       our failure to pay principal of (or premium, if any) any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•       our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•       certain defaults with respect to our debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•       certain events of bankruptcy, insolvency or reorganization of us.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

With the Consent of Securityholders.   We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•       extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•       reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•       change the currency in which any debt security or any premium or interest is payable;

•       impair the right to enforce any payment on or with respect to any debt security;

•       adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•       reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•       reduce the requirements contained in the indentures for quorum or voting; or

•       modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities of the applicable trust have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities of the applicable trust has consented to the supplemental indenture.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Without the Consent of Securityholders.   In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

•       to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

•       to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•       to add to the covenants of us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

•       to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

•       to make any change that does not adversely affect the rights of any securityholder in any material respect;

•       to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or  to add to the rights of the holders of any series of debt securities;

•       to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•       to secure the debt securities;

•       to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures; or

•       to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of us under the indentures.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•       DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•       we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act of 1939 is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 77,000,000 shares, of which 75,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of September 30, 2005, we had issued and outstanding 40,042,956 shares of common stock and no shares of preferred stock. As of June 1, 2005, there were approximately 6,350 holders of our common stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock. Our articles of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Options and Management Subscription Rights

As of September 30, 2005, (a) options to purchase a total of 3,475,412 shares of common stock were outstanding and (b) up to 801,208 additional shares of common stock may be subject to options granted in the future. All of the options contain standard anti-dilution provisions.

In connection with our subscription rights offering and private placement of our common stock in December 1997, we issued management subscription rights to purchase an aggregate of 2,157,375 shares of our common stock to nine officers and directors. These management subscription rights have an exercise price of $5.33 per share and may be exercised at any time prior to December 1, 2005. As of September 30, 2005, rights with respect to 1,635,375 shares of our common stock were exercised.

8% Convertible Trust Preferred Securities

In September 1999, American Equity Capital Trust I (“Trust I”), a wholly-owned subsidiary trust, issued 865,671 shares ($26.0 million) of 8% trust preferred securities. In connection with Trust I’s issuance of the 8% trust preferred securities and the related purchase by us of all of Trust I’s common securities, we issued $26.8 million in principal amount of our 8% debentures to Trust I. The sole assets of Trust I are the 8% debentures and any interest accrued thereon. As of September 30, 2005, there were 772,004 shares of the 8% trust preferred securities outstanding, of which 2,000 shares are held by one of our subsidiaries. The outstanding 8% trust preferred securities not held by one of our subsidiaries are convertible, at the option of the holder, at any time, into 2,851,806 shares of our common stock.

The interest payment dates on the 8% debentures correspond to the distribution dates on the 8% trust preferred securities. The 8% trust preferred securities, which have a liquidation value of $30 per share plus accrued and unpaid distributions, mature simultaneously with the 8% debentures. All of the outstanding shares of 8% trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust I.

5% Trust Preferred Securities

In October 1999, American Equity Capital Trust II (“Trust II”), a wholly-owned subsidiary trust, issued 97,000 shares ($97.0 million) of 5% trust preferred securities. The consideration received by Trust II in connection with the issuance of the 5% trust preferred securities consisted of fixed income trust preferred securities of equal value which were issued by the parent of Farm Bureau. Farm Bureau beneficially owned 13.8% of our common stock as of September 30, 2005.

In connection with Trust II’s issuance of the 5% trust preferred securities and the related purchase by us of all of Trust II’s common securities, we issued $100 million in principal amount of our 5% debentures to Trust II. The sole assets of Trust II are the 5% debentures and any interest accrued thereon. The interest payment dates on the 5% debentures correspond to the distribution dates on the 5% trust preferred securities. The 5% trust preferred securities, which have a liquidation value of $100 per share plus accrued and unpaid distributions, mature simultaneously with the 5% debentures. As of September 30, 2005, 97,000 shares of 5% trust preferred securities were outstanding, all of which are unconditionally guaranteed by us to the extent of the assets of Trust II.

Trust IV (LIBOR + 4%) Trust Preferred Securities

In December 2003, American Equity Capital Trust IV (“Trust IV”), a wholly-owned subsidiary trust, issued 12,000 shares ($12.0 million) of floating rate (three month London Interbank Offered Rate plus 4.00%) trust preferred securities. In connection with Trust IV’s issuance of these trust preferred securities and the related purchase by us of all of Trust IV’s common securities, we issued $12.4 million in principal amount of our floating rate subordinated debentures due January 8, 2034 to Trust IV. The sole assets of Trust IV are the subordinated debentures and any interest accrued thereon. The interest rate and the interest payment dates on the subordinated debentures correspond to the dividend rate and the distribution dates on the trust preferred securities issued by Trust IV. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IV.

Trust III (LIBOR + 3.90%) Trust Preferred Securities

In April 2004, American Equity Capital Trust III (“Trust III”), a wholly-owned subsidiary trust, issued 27,000 shares ($27.0 million) of floating rate (three month London Interbank Offered Rate plus 3.90%) trust preferred securities. In connection with Trust III’s issuance of these trust preferred securities and the related purchase by us of all of Trust III’s common securities, we issued $27.8 million in principal amount of our floating rate subordinated debentures due April 29, 2034 to Trust III. The sole assets of Trust III are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust III. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust III.

Trust VII (LIBOR + 3.75%) Trust Preferred Securities

In September 2004, American Equity Capital Trust VII (“Trust VII”), a wholly-owned subsidiary trust, issued 10,500 shares ($10.5 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VII’s common securities, we issued $10.8 million in principal amount of our floating rate subordinated debentures due September 14, 2034 to Trust VII. The sole assets of Trust VII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VII.

Trust VIII (LIBOR + 3.75%) Trust Preferred Securities

In December 2004, American Equity Capital Trust VIII (“Trust VIII”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VIII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VIII’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due December 22, 2034 to Trust VIII. The sole assets of Trust VIII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VIII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VIII.

Trust IX (LIBOR + 3.65%) Trust Preferred Securities

On June 15, 2005, American Equity Capital Trust IX (“Trust IX”), a wholly-owned subsidiary trust, issued 15,000 shares ($15.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust IX’s issuance of these trust preferred securities and the related purchase by us of all of Trust IX’s common securities, we issued $15.5 million in principal amount of our floating rate subordinated debentures due June 15, 2035 to Trust IX. The sole assets of Trust IX are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust IX. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IX.

Trust X (LIBOR + 3.65%) Trust Preferred Securities

On August 4, 2005, American Equity Capital Trust X (“Trust X”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust X’s issuance of these trust preferred securities and the related purchase by us of all of Trust X’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due September 15, 2035 to Trust X. The sole assets of Trust X are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust X. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust X.

Registration Rights

Holders of up to an aggregate number of 2,252,250 shares of common stock are entitled to two types of registration rights. These rights are provided under the terms of a registration rights agreement, dated as of April 30, 1997, between us and the holders of the registrable securities thereunder. This agreement provides one-time demand registration rights to the holders of substantially all of such registrable securities. In addition, the holders of all of such registrable securities are entitled under the agreement, subject to certain limitations, to require us to include their registrable securities in future registration statements that we file. Registration of shares of common stock pursuant to the rights granted in this agreement will result in such shares becoming freely tradeable without restriction under the Securities Act. We will bear all registration expenses incurred in connection with the above registrations.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 490.202 of the Iowa Business Corporation Act authorizes a corporation’s board of directors to grant indemnity to directors in terms sufficiently broad to permit indemnification and reimbursement of expenses incurred by directors for liabilities arising under the Securities Act.

Our amended articles of incorporation provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

•       the amount of a financial benefit received by a director to which the director is not entitled;

•       an intentional infliction of harm on the company or its shareholders;

•       an unlawful distribution to shareholders; and

•       an intentional violation of criminal law.

Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Articles of Incorporation and Bylaws Provisions

Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.   Our amended articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

Notice Procedures.   Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

Shareholder Meetings.   Our bylaws provide that special meetings may be called only by the board of directors, our President or shareholders owning 90% of all the votes entitled to be cast on any issue proposed at the special meeting.

Authorized but Unissued or Undesignated Capital Stock.   Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

We are subject to Section 490.1110 of the Iowa Business Corporation Act which prohibits certain “business combination” transactions between an Iowa corporation and any “interested shareholder” for a period of three years after the date on which such shareholder became an interested shareholder, unless:

•       the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

•       upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•       on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested shareholder.

Section 490.1110 defines “business combination” to include:

•       a merger or consolidation involving the corporation and any interested shareholder;

•       any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•       any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•       any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•       any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

In general, an “interested shareholder” is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. “Person” means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of “poison pills” which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation’s outstanding shares.

The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. (f/k/a Equiserve Trust Company, N.A.).

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as the case may be.

We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the Commission at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends, and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary  how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement will automatically terminate if:

•       all outstanding depositary shares have been redeemed,

•       each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

•       there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•       the title of the debt warrants,

•       the debt securities for which the debt warrants are exercisable,

•       the aggregate number of the debt warrants,

•       the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

•       the procedures and conditions relating to the exercise of the debt warrants,

•       the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•       the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

•       the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

•       the maximum or minimum number of the debt warrants that may be exercised at any time,

•       whether the debt warrants are issued in registered or bearer form,

•       information with respect to book entry procedures, if any,

•       if applicable, a discussion of material United States federal income tax considerations,

•       any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

•       the terms of the securities that may be purchased upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•       the title of the warrants,

•       the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

•       the aggregate number of the warrants,

•       the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•       the procedures and conditions relating to the exercise of the warrants,

•       the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•       the date, if any, on and after which the warrants and the related securities will be separately transferable,

•       the date on which the right to exercise the warrants commences and the date on which the right will expire,

•       the maximum or minimum number of warrants that may be exercised at any time,

•       if applicable, a discussion of material United States federal income tax considerations, and

•       any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

Specified terms and provisions of the trust preferred securities and related trust guarantees are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantees, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantees for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantees. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust and forms of trust guarantees are filed as exhibits to the registration statement of which this prospectus is a part.

Trust Preferred Securities

Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

•       the distinctive designation of trust preferred securities;

•       the number of trust preferred securities issued by the trust;

•       the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•       whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

•       the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•       the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•       the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•       the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

•       the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

•       any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “—Trust Guarantees.”  The trust guarantees, when taken together with our obligations under such debt securities, the indenture under which such debt securities are issued and the applicable declaration, will provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities, to the extent described below under “—Trust Guarantees.” No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

Modification of the Declaration.   We are restricted in our ability to modify the declaration. The following is a summary of the provisions with respect to amendments to the declaration. No amendment to the declaration may be made:

•       unless, in the case of any proposed amendment, the property trustee shall have first received an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration (including the terms of securities issued thereunder);

•       unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the property trustee, the property trustee shall have first received:

•        an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

•        an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder); and

•       to the extent the result of such amendment would be to:

•        cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

•        reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

•        cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

The provisions of the declaration governing the sponsor’s purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The rights of the holders of the trust common securities under the declaration to increase or decrease the number of, and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•       cure any ambiguity;

•       correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•       add to the covenants, restrictions or obligations of the sponsor;

•       conform to any change in Rule 3a-5 under the Securities Exchange Act of 1934 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•       cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

Enforcement of Certain Rights by Holders of Preferred Securities.   If an event of default occurs, and is continuing, under the declaration of either trust, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•       direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•       direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder’s written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantees

General.   We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•       any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

•       the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

•       upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

Subordination.   Our obligation under each guarantee to make the guarantee payments will be an unsecured obligation of us and will rank:

•       subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

•       equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

•       senior to all of our common stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

As of September 30, 2005, we had no senior secured indebtedness outstanding, $209.9 million of subordinated indebtedness outstanding and $260 million of outstanding senior unsecured indebtedness, and one of our subsidiaries had $17.4 million of outstanding long term indebtedness.

Covenants of American Equity.   In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

•       declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

•       make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

•       make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

However, even during such circumstances, we may:

•       purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

•       purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

•       reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•       declare common stock dividends or distributions in our common stock; and

•       purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendment and Assignment.   Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees.   Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

•       full payment of the redemption price of all trust preferred securities;

•       distribution of our debt securities held by the trust to the trust preferred securities holders; or

•       full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each guarantee provides that an event of default under a guarantee occurs upon our failure to perform any of our obligations under the applicable guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity.

Governing Law.   Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•       whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•       whether the stock purchase contracts are to be prepaid or not;

•       whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•       any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•       whether the stock purchase contracts will be issued in fully registered or global form; and

•       any other terms of the stock purchase contracts.

DESCRIPTION OF STOCK PURCHASE UNITS

We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

The applicable prospectus supplement may describe:

•       the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•       any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

•       whether the stock purchase units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We and/or the trusts may sell the securities covered by this prospectus in any of three ways (or in any combination):

•       to or through underwriters or dealers;

•       irectly to a limited number of purchasers or to a single purchaser; or

•       through agents.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•       the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•       any delayed delivery arrangements;

•       the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•       any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the trusts, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•       at a fixed price or prices, which may be changed;

•       at market prices prevailing at the time of sale;

•       at prices relating to such prevailing market prices; or

•       at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•       on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•       to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

Sales through Underwriters or Dealers

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered pursuant to SEC Rule 415.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we and/or the trusts offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the trusts sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In addition, we and/or the trusts may sell some or all of the securities covered by this prospectus through:

•       purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•       block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•       ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We and/or the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We and/or the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delivery Contracts

If we so indicate in the prospectus supplement, we and/or the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

LEGAL MATTERS

Certain legal matters regarding the securities (other than the debt securities, trust preferred securities and trust guarantees) will be passed upon for us by Wendy L. Carlson, our General Counsel. Ms. Carlson is a full-time employee and officer of our company, and she currently owns 118,125 shares of our common stock and holds options and management subscription rights to purchase an additional 157,500 shares of our common stock.

Certain matters of Delaware and New York law relating to the debt securities, trust preferred securities and trust guarantees will be passed upon for us and the trusts by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K, as amended by Form 10-K/A Amendment Nos. 1 & 2) for the year ended December 31, 2004 (including schedules appearing therein), and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference in this prospectus under “Incorporation of Certain Documents by Reference” below.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following document filed with the SEC by us:

•       Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005, and the amendments thereto on Form 10-K/A, filed on March 28, 2005 and November 14, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 13, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 4, 2005; and

•       Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 4, 2005; and

•       Our Current Report on Form 8-K, dated March 31, 2005, filed on April 6, 2005, and the amendment thereto on Form 8-K/A, filed on April 29, 2005;

•       Our Current Report on Form 8-K, dated May 19, 2005, filed on May 19, 2005;

•       Our Current Report on Form 8-K, dated June 16, 2005, filed on June 16, 2005;

•       Our Current Report on Form 8-K, dated July 19, 2005, filed on July 19, 2005;

•       Our Current Report on Form 8-K, dated August 4, 2005, filed on August 9, 2005; and

•       Our Current Report on Form 8-K, dated September 2, 2005, filed on September 2, 2005.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

13,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

FRIEDMAN BILLINGS RAMSEY

SUNTRUST ROBINSON HUMPHREY

COCHRAN, CARONIA & CO.

OPPENHEIMER & CO.

December    , 2005